August 13, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: Webstar Technology Group, Inc.

Commission File No. 333-222325

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Webstar Technology Group, Inc. dated August 13, 2019, and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Friedman LLP